                                                                  EXHIBIT 10-57


                                                CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------


                      ADDITIONAL PURCHASE ORDER PROVISIONS
                            LIFETIME CONTRACT BETWEEN
                         DELPHI PACKARD ELECTRIC SYSTEMS
                          AND LEXINGTON CONNECTOR SEALS


GPS #                                                             RFQ #

1. PURCHASE OF PRODUCT
   -------------------

Seller agrees to sell, and Buyer agrees to purchase, approximately one hundred percent (100%) of Buyer's production and service requirements for the following
Products:

           PART                            "AWARDED"               DAILY
          NUMBER      DESCRIPTION        PER UNIT PRICE        TOTAL CAPACITY
          ------      -----------        --------------        --------------

                            (See attached Schedule I)

2. TERM
   ----

The term of this Purchase Order is listed below for each part number. Service parts will be provided at production part pricing for three years beyond production build. The terms and conditions found on the reverse side of Buyer's purchase order shall also be in effect.

3. PRICES; PRICE REDUCTION
   -----------------------

The per unit price of the Product is firm, F.O.B. Seller's manufacturing facilities. This price is subject to the following minimum annual percentage reduction from the prior year's price:

        PART                                                    EFFECTIVE
       NUMBER        % REDUCTION            PRICE                  DATE
       ------        -----------            -----                  ----

                           (See attached Schedule II)

No adjustments will be made for cost increases, including increases in Seller's costs for labor, material or overhead, except that the cost of material purchased from Buyer by Seller as of the date hereof will be subject to upward or downward adjustments to the extent such cost changes. Engineering changes will be cost varianced off current business with agreement of divisional buyer if part number stays the same or changes. Piece price breakdowns will be available upon request.

In addition, Buyer and Seller will use their best efforts to implement cost savings of productivity improvements in order to reduce Seller's costs with the understanding that the net savings in excess of the scheduled price reductions set forth on Schedule II will be applied (a) 50% to reduce the price of the product to Buyer and (b) 50% for the benefit of Seller. Net savings shall be calculated after deducting expenditures for development, applications, engineering, tools, prototypes and financing.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------

                                                               Lifetime Contract
                                                               RFQ #
                                                                     Page 2 of 3


4. SUPPLIER DEVELOPMENT; QUALITY CONTROL
   -------------------------------------

Seller agrees to participate in Buyer's supplier development program(s). In addition, Seller will institute a quality control and inspection system which incorporates the General Quality Standards of General Motors and such other standards and procedures as may be required by Buyer.

5. RIGHT TO PURCHASE FROM OTHERS
   -----------------------------

Seller will assure that the Product remains competitive in terms of technology, design, and quality with similar goods available to Buyer during the term of this Agreement. If, in the reasonable opinion of Buyer, the Product does not remain competitive, Buyer, to the extent it is free to do so, will advise Seller in writing of the area(s) in which another product is more competitive with respect to technology, design or quality. If within ninety days, Seller does not agree to immediately sell the Product with comparable technology, design or quality, Buyer may terminate this Purchase Order and purchase from another supplier without liability to Seller.

6. TECHNICAL INFORMATION; WAIVER OF CLAIMS
   ---------------------------------------

6.1 Upon the request of Buyer, Seller will deliver to Buyer information relating to the Product in sufficient detail to enable Buyer or its designee to manufacture the Product. Such information will include, to the extent available, part drawings, parts lists, process and material specification, product software and mask works, purchasing specifications, inspection processes, assurance and reliability projections, process capability studies, test reports, and failure mode and analysis studies. Such information will be delivered free of restrictions as to use and will be updated by Seller to reflect any changes in the Product or its manufacture.

6.2 In the event Buyer exercises its right to terminate or cancel this Agreement and then makes the Product or purchases the Product from another supplier, Seller agrees not to bring any action or claim against Buyer, its suppliers, dealers, or customer for any reason, including any claim for infringement of patents or other proprietary rights, arising from the manufacture, use and sale of the Product or use of the information furnished by Seller to Buyer under this Agreement. Seller will secure the necessary agreements with its employees and sub-contractors to assure compliance with this Section 6.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------

                                                               Lifetime Contract
                                                               RFQ #
                                                                     Page 3 of 3



Delphi Packard Electric Systems     Lexington Connector Seals
World Wide Purchasing


/s/ Dan Wheelock          1/6/97    /s/ Keith Blockinger       12/11/96
--------------------------------    ------------------------------------
                          (Date)    Keith Blockinger           (Date)
Buyer



--------------------------------
                          (Date)
Supervisor



/s/ Gloria Kesseler       1/7/97
--------------------------------
Gloria Kesseler           (Date)
Chemical Commodity Manager



/s/ Michael H. Lapinski   1/7/97
--------------------------------
Michael H. Lapinski       (Date)
Purchasing Director

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------


                  SCHEDULE I - PRODUCTS TO BE PURCHASED UNDER
                  ADDITIONAL PURCHASE ORDER PROVISIONS
                  LIFETIME CONTRACT BETWEEN DELPHI PACKARD
                  ELECTRIC SYSTEMS AND LEXINGTON CONNECTOR SEALS


         *


































----------
                  * Three and one-quarter pages omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission under Rule 24b-2.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                --------------------------------


                  SCHEDULE II - ANNUAL PER UNIT PRICE AND
                  PERCENTAGE REDUCTION FROM PRIOR YEAR'S
                  PRICE SCHEDULE


         **



































----------
                  ** Two and one-third pages omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission under Rule 24b-2.